UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2008

THE AMACORE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27889	59-3206480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1211 North Westshore Boulevard, Suite 512, Tampa Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 289-5552

_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 6, 2008, The Amacore Group, Inc. (the “Company”) entered into an informal agreement (the “Informal Agreement”)  with Vicis Capital Master Fund (“Vicis”) for the purchase by Vicis of (a) 250 shares (the “Shares”) of the Company’s Series I Convertible Preferred Stock, par value $0.001 per share (“Series I Preferred Stock”) for an aggregate cash purchase price of $2,500,000 and (b) a warrant (the “Warrant”) to acquire 28,125,000 shares of the Company’s Class A Common Stock, par value $0.001 per share (“Class A Common Stock”).  The Informal Agreement is subject to the execution of definitive written agreements.  The Company received the $2,500,000 purchase price payment on November 6, 2008.  However, the Company has not issued the Shares or the Warrant.  The Shares and Warrant will be issued upon execution of definitive written agreements.

As a result of this transaction (assuming the issuance of the Shares), Vicis owns 850 shares of Series I Preferred Stock.  In addition, Vicis owns 694.6 shares of the Company’s Series D Convertible Preferred Stock, 139 shares of the Company’s Series E Convertible Preferred Stock, 1,200 shares of the Company’s Series G Convertible Preferred Stock and 400 Shares of the Company’s Series H Convertible Preferred Stock.  In addition, Vicis owns warrants to acquire 400,000 shares of the Company’s Class A Common Stock at an exercise price of $2.40 per share and, as a result of this transaction (assuming the issuance of the Warrant), warrants to acquire 208,125,000 shares of the Company’s Class A Common Stock exercisable at a current exercise price of $0.375 per share.

The Company anticipates that it will enter into definitive written agreements, including a stock purchase agreement, a warrant agreement and a registration rights agreement, with Vicis in the next few weeks with respect to the transactions described.  However, the Company cannot guarantee that the terms and conditions of the definitive written agreements will be exactly as described above.  The definitive written agreements may also contain additional terms or terms different than those described above.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above is incorporated herein by reference.  The Shares and Warrant referenced in Item 1.01 were offered and sold to Vicis in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company based such reliance on certain representations made by Vicis to the Company including that Vicis is an accredited investor as defined in Rule 501 of Regulation D.

Shares of Series I Preferred Stock have rights and preferences senior to certain other classes and series of the Company’s capital stock.  Each share of Series I Preferred Stock has a stated value of $10,000 (“Stated Value”) and is convertible at any time, at the option of the holder, into that number of shares of Class A Common Stock equal to the Stated Value divided by $5.00 (the “Conversion Price”).  The Conversion Price is subject to adjustment for certain events (e.g., stock splits, combinations, dividends, distributions, reclassifications, merger or other corporate change and dilutive issuances).  In addition, if on November 7, 2009 the then-in-effect Conversion Price is less than the then-current market price of the Company’s Class A Common Stock (“Current Market Price”), then the Conversion Price shall be reduced to such Current Market Price (provided that the Current Market Price shall never be less than $0.01).

The Warrant is exercisable for five years at an exercise price of $0.375 per share, subject to adjustment for certain events (e.g., stock splits, combinations, dividends, distributions, reclassifications, merger or other corporate change and dilutive issuances), and has a cashless exercise feature.

FORWARD LOOKING STATEMENTS

Information contained in this report, other than historical information, is considered to be “forward-looking statements” that are subject to risks and uncertainties.  These forward-looking statements include information about the Company’s expected execution of definitive written agreements with Vicis with respect to the acquisition of the Shares and the Warrant and registration rights.  In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words.  These statements are only predictions.  One should not place undue reliance on these forward-looking statements.  The forward-looking statements are qualified by their terms and/or important  factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made.  The forward-looking statements are based on the Company’s beliefs, assumptions and expectations about the Company’s entry into written agreements with Vicis and about the Company’s future performance, taking into account information currently available to the Company.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 filed with the Securities and Exchange Commission, not all of which are known to the Company.  The Company will update this forward-looking information only to the extent required under applicable securities laws.  Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 12, 2008

THE AMACORE GROUP, INC.

By:	/s/ Jay Shafer
Name: Jay Shafer
Title: President and Chief Executive Officer